EXHIBIT 27L
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 1 to Registration Statement on Form N-4 (No. 333-278735) (the “Registration Statement”) of our report dated April 11, 2025 relating to the financial statements and financial statement schedules of Union Security Life Insurance Company of New York, which appears in this Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, NY
April 22, 2025